Exhibit (o) under Form N-1A
                                            Exhibit (24) under Item 601/Reg. S-K

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of CCB FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities
Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                                   TITLE                      DATE

/S/ JOHN F. DONAHUE                  Chairman and Trustee         July 10, 2000
John F. Donahue                      (Chief Executive Officer)

/S/ EDWARD C. GONZALES               President and Treasurer      July 10, 2000
Edward C. Gonzales                   (Principal Financial and
                                     Accounting Officer)

/S/ J. CHRISTOPHER DONAHUE           Executive Vice President     July 10, 2000
J.    Christopher Donahue            and Trustee

/S/ THOMAS G. BIGLEY                 Trustee                      July 10, 2000
Thomas G. Bigley

/S/ JOHN T. CONROY                   Trustee                      July 10, 2000
John T. Conroy

/S/ NICHOLAS P. CONSTANTAKIS         Trustee                      July 10, 2000
Nicholas P. Constantakis

/S/ JOHN F. CUNNINGHAM               Trustee                      July 10, 2000
John F. Cunningham

/S/ LAWRENCE D. ELLIS, M.D.          Trustee                      July 10, 2000
Lawrence C. Ellis, M.D.

/S/PETER E. MADDEN                   Trustee                      July 10, 2000
Peter E. Madden

/S/ CHARLES F. MANSFIELD, JR.        Trustee                      July 10, 2000
Charles F. Mansfield, Jr.

/S/ JOHN E. MURRAY, JR.              Trustee                      July 10, 2000
John E. Murray, Jr.

/S/ MARJORIE P. SMUTS                Trustee                      July 10, 2000
Marjorie P. Smuts

/S/ JOHN S. WALSH                    Trustee                      July 10, 2000
John S. Walsh




Sworn to and subscribed before me this 10th day of July, 2000.

/S/ JANICE L. VANDENBERG
Janice L. Vandenberg
Notary Public